Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE	Contacts:	Don R. Madison, CFO Powell Industries, Inc. 713-947-4422

Ken Dennard / ksdennard@drg-e.com Karen Roan / kcroan@drg-e.com DRG&E / 713-529-6600
POWELL INDUSTRIES ANNOUNCES FISCAL 2008
THIRD QUARTER RESULTS
HOUSTON — AUGUST 6, 2008 — Powell Industries, Inc. (NASDAQ: POWL), a leading manufacturer of equipment and systems for the management and control of electrical energy and other critical processes, today announced results for the fiscal 2008 third quarter ended June 30, 2008.
     Revenues for the third quarter of fiscal 2008 were $164.1 million compared to revenues of $149.1 million for the third quarter of fiscal 2007. Net income for the third quarter was $7.9 million, or $0.69 per diluted share, compared to net income of $3.2 million, or $0.28 per diluted share, in the third quarter of fiscal 2007.
     Thomas W. Powell, Chairman and Chief Executive Officer, stated, “We are very pleased with our third quarter results. With the robust activity in our primary markets, our backlog stands at record levels and the need for energy continues to drive unprecedented strength in our business. The Company is well positioned, and our engineered solutions will continue to participate in world-wide oil and gas production as well as domestic electrical generation and distribution projects.”
     Patrick L. McDonald, President and Chief Operating Officer, said, “Managing throughput in times of high business activity can be challenging, and we continue to seek process improvements throughout the Company to consistently meet customer demand. I am very pleased with the hard work and dedication of our employees as they rise to meet the daily challenges of this market.”
     The Electrical Power Products segment recorded revenues of $156.5 million in the fiscal 2008 third quarter compared to $143.1 million in the third quarter of fiscal 2007. Income before income taxes for Electrical Power Products in the third quarter totaled $11.2 million versus income before income taxes of $4.8 million in last year’s third quarter.
     The Company’s backlog as of June 30, 2008 was $553 million compared to $537 million as of March 31, 2008 and compared to $411 million at the end of last year’s third fiscal quarter. New orders placed during the third quarter of fiscal 2008 totaled $188 million compared to $196 million in the second quarter of fiscal 2008 and compared to $151 million in the third quarter of fiscal 2007.
YEAR-TO-DATE RESULTS
     Revenues for the first nine months of fiscal 2008 were $471.6 million compared to revenues of $413.8 million for the first nine months of fiscal 2007. Net income for the first nine months was $17.5 million, or $1.53 per diluted share, compared to net income of $7.5 million, or $0.67 per diluted share, in the comparable period of fiscal 2007.
     The Electrical Power Products segment recorded revenues of $451.7 million in the first nine months of fiscal 2008 compared to $396.4 million in the first nine months of fiscal 2007. Income before income taxes for Electrical Power Products in the first nine months of fiscal 2008 totaled $25.3 million versus income before income taxes of $11.1 million in the comparable period of fiscal 2007.
OUTLOOK
     The following statements are based on the current expectations of the Company. These statements are forward-looking and actual results may differ materially as further elaborated in the last paragraph below.
     Based on its backlog and current business conditions, Powell Industries now expects full year fiscal 2008 revenues to range between $645 million and $655 million and full year fiscal 2008 earnings to range between $2.10 and $2.20 per diluted share.
CONFERENCE CALL
     Powell Industries has scheduled a conference call for Wednesday, August 6, 2008 at 11:00 a.m. eastern time. To participate in the conference call, dial 303-262-2142 at least 10 minutes before the call begins and ask for the Powell Industries conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until August 13, 2008. To access the replay, dial 303-590-3000 using a passcode of 11117714#.

     Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.powellind.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 90 days at http://www.powellind.com.
     Powell Industries, Inc., headquartered in Houston, designs, manufactures and packages systems and equipment for the control, distribution and management of electrical energy and other dynamic processes. Powell provides products and services to large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations, commuter railways and other vehicular transportation facilities. For more information, please visit www.powellind.com.
Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.
- Tables to follow -

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Nine Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
(In thousands, except per share data)	(Unaudited)		(Unaudited)
Revenues	$164,123	$149,131	$471,577	$413,819

Cost of goods sold	129,121	121,705	379,188	343,538

Gross profit	35,002	27,426	92,389	70,281

Selling, general and administrative expenses	21,774	21,750	62,846	56,476

Income before interest, income taxes and minority interest	13,228	5,676	29,543	13,805

Interest expense	697	922	2,333	2,529

Interest income	(59)	(110)	(260)	(410)

Income before income taxes and minority interest	12,590	4,864	27,470	11,686

Income tax provision	4,753	1,724	10,118	4,154

Minority interest in net income (loss)	(56)	(30)	(156)	79

Net income	$7,893	$3,170	$17,508	$7,453

Net earnings per common share:

Basic	$0.70	$0.29	$1.56	$0.68

Diluted	$0.69	$0.28	$1.53	$0.67

Weighted average shares:

Basic	11,310	11,082	11,233	11,023

Diluted	11,470	11,271	11,416	11,207

SELECTED FINANCIAL DATA:

Capital Expenditures	$439	$1,433	$1,969	$11,111

Depreciation and amortization	$2,983	$3,035	$8,935	$8,225

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2008	2007
(In thousands)	(Unaudited)
Assets:
Current assets	$298,360	$236,886
Property, plant and equipment (net)	63,006	67,401
Other assets	33,708	36,728

Total assets	$395,074	$341,015

Liabilities & stockholders’ equity:
Current liabilities	$161,844	$135,612
Long-term debt and capital lease obligations, net of current maturities	30,377	27,372
Deferred and other long-term liabilities	4,056	4,184
Stockholders’ equity and minority interest	198,797	173,847

Total liabilities and stockholders’ equity	$395,074	$341,015

POWELL INDUSTRIES, INC. & SUBSIDIARIES
BUSINESS SEGMENTS

	Three Months Ended		Nine Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
(In thousands)	(Unaudited)		(Unaudited)
Revenues:
Electrical Power Products	$156,516	$143,051	$451,699	$396,428
Process Control Systems	7,607	6,080	19,878	17,391

Total revenues	$164,123	$149,131	$471,577	$413,819

Income before income taxes and minority interest:
Electrical Power Products	$11,244	$4,769	$25,283	$11,107
Process Control Systems	1,346	95	2,187	579

Total income before income taxes and minority interest	$12,590	$4,864	$27,470	$11,686

	June 30,	September 30,
	2008	2007
(In thousands)	(Unaudited)
Identifiable tangible assets:

Electrical Power Products	$336,365	$279,901
Process Control Systems	11,685	7,365
Corporate	19,641	23,460

Total identifiable tangible assets	$367,691	$310,726

Backlog:

Electrical Power Products	$531,399	$434,902
Process Control Systems	21,748	29,596

Total backlog	$553,147	$464,498

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